SUPPLEMENT dated June 6, 2005

(To Prospectus Supplement dated May 23, 2005

To Prospectus dated January 25, 2005)

$654,895,000 (Approximate)

STRUCTURED ASSET SECURITIES CORPORATION

Mortgage Pass-Through Certificates, Series 2005-WF2

The Weighted Average Life in Years Without Optional Termination and With Optional Termination for the Class A3 Certificates on page S-C-2-2 in Annex C-2 “Principal Amount Decrement Tables” is hereby deleted and replaced with the following:

	0%	15%	30%	45%	60%
Weighted Average Life in Years:
Without Optional Termination	28.87	15.53	7.83	2.54	1.68
With Optional Termination	28.47	12.59	6.16	2.54	1.68

The following is hereby added as a footnote on page S-C-2-2:

“* Indicates a value greater than 0.0% and less than 0.5%.”

The “7” on the May 25, 2012 row of the Class M7 Certificates under the column of 45% CPR on page S-C-2-5 in Annex C-2 “Principal Amount Decrement Tables” is hereby deleted and replaced with “0”.

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Capitalized terms used but not defined herein have the meanings assigned to them in the accompanying prospectus supplement.